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                                                                    EXHIBIT 99.3

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                            ADMINISTRATION AGREEMENT
                                      AMONG

                       SWIFT MASTER AUTO RECEIVABLES TRUST
                                 ISSUING ENTITY

                                       AND

                                    GMAC LLC
                                  ADMINISTRATOR

                                       AND

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.
                                INDENTURE TRUSTEE

                          DATED AS OF ___________, 20__

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          THIS ADMINISTRATION AGREEMENT is made as of ________, 20__, among
SWIFT MASTER AUTO RECEIVABLES TRUST, a Delaware statutory trust (the "Issuing Entity"), GMAC LLC, a Delaware limited liability company, as administrator (the "Administrator," and in its capacity as seller of the Receivables to the Depositor under the Pooling and Servicing Agreement, dated as of the date hereof, the "Seller"), and The Bank of New York Trust Company, N.A., a national banking association, not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee").

                                   WITNESSETH:

          WHEREAS, the Issuing Entity is issuing the Notes on the date hereof and may in the future issue additional Notes, in each case pursuant to the Indenture and related Indenture Supplements between the Issuing Entity and the Indenture Trustee;

          WHEREAS, the Issuing Entity is issuing on the date hereof the Certificates pursuant to the Trust Agreement;

          WHEREAS, the Issuing Entity has entered into (or assumed) or will enter into certain agreements in connection with the issuance of the Notes and the Certificates, including (i) the Trust Sale and Servicing Agreement dated as of ________, 20___ among the Issuing Entity, the Depositor and GMAC LLC, as Servicer (the "Trust Sale and Servicing Agreement"), (ii) the Depository Agreements, (iii) the Indenture, (iv) the Indenture Supplements and (v) the Series Enhancement Agreements;

          WHEREAS, pursuant to the Basic Documents, the Issuing Entity and HSBC Bank USA, National Association, as Owner Trustee, are required to perform certain duties in connection with (i) the Notes, (ii) the Collateral and (iii) the Certificates;

          WHEREAS, the Issuing Entity and the Owner Trustee desire to have the Administrator perform certain of the duties of the Issuing Entity and the Owner Trustee referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Basic Documents as the Issuing Entity and the Owner Trustee may from time to time request; and

          WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuing Entity and the Owner Trustee on the terms set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

          1. Certain Definitions. Certain capitalized terms used in this Agreement are defined in and shall have the respective meanings assigned to them in Part I of Appendix A to the Trust Sale and Servicing Agreement. All references herein to "the Agreement" or "this Agreement" are to this Administration Agreement, as it may be amended, supplemented or modified from time to time, and all references herein to Sections are to Sections of this Agreement unless otherwise specified. The rules of construction set forth in
Part II of such Appendix A shall be applicable to this Agreement.

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          2. Duties of the Administrator.

          (a) Duties with Respect to the Depository Agreement and the Indenture.

          (i) The Administrator agrees to perform all its duties as Administrator and the duties of the Issuing Entity under the Indenture and the Depository Agreement. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuing Entity under the Indenture and the Depository Agreement. The Administrator shall monitor the performance of the Issuing Entity and shall advise the Owner Trustee when action is necessary to comply with the Issuing Entity's duties under the Indenture and the Depository Agreement. The Administrator shall prepare for execution by the Issuing Entity or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Issuing Entity to prepare, file or deliver pursuant to the Indenture and the Depository Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that it is the duty of the Issuing Entity to take pursuant to the Indenture including such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

               (A) the preparation of (or obtaining of) the documents and instruments required for issuance of the Notes (if not prepared or obtained by the Issuing Entity), including the Indenture Supplements and Opinion of Counsel to be delivered in connection with the issuance of each series of Notes, the coordination with the holders of the Notes of all borrowings under the Notes and all matters relating to such borrowings, and the preparation of (or obtaining of) the documents and instruments required for authentication of the Notes and delivery of the same to the Authentication Agent (Sections 2.1 and 2.2);

               (B) the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.4);

               (C) [Reserved];

               (D) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of Collateral (Section 2.9);

               (E) the preparation of Definitive Notes and arranging the delivery thereof (Section 2.12);

               (F) the maintenance of an office in the place or places specified in the related Indenture Supplement for registration of transfer or exchange of Notes (Section 3.2);

               (G) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.3);


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               (H) the direction to the Indenture Trustee to deposit monies with
          Paying Agents, if any, other than the Indenture Trustee (Section 3.3);

               (I) the direction to the Indenture Trustee, pursuant to Section 3.3(e) of the Indenture, to pay such escheated funds to or at the order of the Depositor as the Indenture Trustee holds for payment to the Issuing Entity pursuant to Section 3.3(e) of the Indenture;

               (J) the obtaining and preservation of the Issuing Entity's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate (Section 3.4);

               (K) the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, assignments, certificates, instruments of further assurance and other instruments, in accordance with Section 3.5(a) of the Indenture, necessary to protect the Trust Estate (Section 3.5(a));

               (L) the delivery of the Opinion of Counsel on the Closing Date, in accordance with Section 3.6 of the Indenture, as to the Trust Estate, and the annual delivery of the Officers' Certificate, in accordance with Section 3.9 of the Indenture, as to compliance with the Indenture (Sections 3.6 and 3.9);

               (M) the identification to the Indenture Trustee in an Officers' Certificate of a Person with whom the Issuing Entity has contracted to perform its duties under the Indenture (Section 3.7(b));

               (N) the notification of the Indenture Trustee and the Rating Agencies of a Servicing Default under the Trust Sale and Servicing Agreement and, if such Servicing Default arises from the failure of the Servicer to perform any of its duties under the Trust Sale and Servicing Agreement or the Pooling and Servicing Agreement, the taking of all reasonable steps available to remedy such failure (Section 3.7(d));

               (O) the preparation and obtaining of documents and instruments required for the consolidation or merger of the Issuing Entity with another entity or the conveyance or transfer by the Issuing Entity of its properties and assets substantially as an entirety (Section 3.10);

               (P) the preparation and obtaining of documents and instruments required for the release of the Issuing Entity from its obligations under the Indenture (Section 3.11(b));

               (Q) the delivery of notice to the Indenture Trustee, and the Rating Agencies of each Event of Default under the Indenture, each Servicing Default, any Insolvency Event with respect to the Depositor, each default on the part of the


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          Depositor or the Servicer of their respective obligations under the
          Trust Sale and Servicing Agreement and each default on the part of the Seller or the Servicer of their respective obligations under the Pooling and Servicing Agreement (Section 3.19);

               (R) the monitoring of the Issuing Entity's obligations as to the satisfaction and discharge of the Indenture, the preparation of an Officers' Certificate, the obtaining of the Opinion of Counsel and, if necessary, an Independent Certificate relating thereto (Section 4.1);

               (S) the compliance with any written directive of the Indenture Trustee with respect to the sale of the Trust Estate in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 5.4(a));

               (T) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections
          6.8 and 6.10);

               (U) the furnishing of the Indenture Trustee with the names and addresses of the Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.1);

               (V) the preparation and, after execution by the Issuing Entity (if applicable), the filing with the Indenture Trustee and any other party named in an Indenture Supplement any applicable reports or documents specified in such Indenture Supplement (Section 7.3);

               (W) the notification of the Indenture Trustee of the listing of the Notes of any series on any stock exchange, if and when such Notes are so listed (Section 7.4(a));

               (X) the opening of one or more accounts in the Issuing Entity's name, the preparation of Issuing Entity Orders, Officer's Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Eligible Deposit Accounts (Section 8.3);

               (Y) the preparation of an Issuing Entity Request and Officer's Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Trust Estate (Sections 8.7 and 8.8);

               (Z) the preparation of Issuing Entity Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.1, 9.2 and 9.3);

               (AA) the preparation and execution of new Notes conforming to any supplemental indenture (Section 9.6);


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               (BB) the notification of the Noteholders, and the Rating Agencies of the redemption of any Notes subject to redemption or the duty to cause the Indenture Trustee to provide such notification (Sections
          10.1 and 10.2);

               (CC) the preparation of all Officer's Certificates, Opinions of Counsel and Independent Certificates, if necessary, with respect to any requests by the Issuing Entity to the Indenture Trustee to take any action under the Indenture (Section 12.1(a));

               (DD) the preparation and delivery of Officers' Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 12.1(b));

               (EE) the notification of the Rating Agencies, upon the failure of the Indenture Trustee to give such notification, of the information required pursuant to Section 12.4 (Section 12.4);

               (FF) the preparation and delivery to the Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 12.6);

               (GG) the recording of the Indenture, if applicable, and the obtaining of an Opinion of Counsel as required pursuant to Section
          12.15 (Section 12.15); and

               (HH) the administrator shall prepare, execute and deliver all certificates or other documents required to be delivered by the Issuing Entity pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder.

          (ii) The Administrator will perform those payment and indemnity obligations of the Servicer under Section 3.02 of the Pooling and Servicing Agreement and Section 7.1 of the Trust Sale and Servicing Agreement in the event that the Servicer fails to perform such obligations.

          (b) Duties with Respect to the Series Enhancement Agreements. The Administrator agrees to perform all its duties and the duties of the Issuing Entity under any Series Enhancement Agreements.

          (c) Additional Duties.

          (i) In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations and shall prepare for execution by the Issuing Entity or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Issuing Entity or the Owner Trustee to prepare, file or deliver pursuant to the Basic Documents, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuing Entity or the Owner Trustee to take pursuant to the Basic Documents. Subject to
     Section 7 of this Agreement, and in accordance with the directions of the Owner Trustee, the Administrator shall administer,


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     perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

          (ii) The Administrator shall perform the duties of the Administrator specified in Section 6.10 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

          (iii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuing Entity and shall be, in the Administrator's opinion, no less favorable to the Issuing Entity than would be available from Persons that are not Affiliates of the Administrator.

          (d) Non-Ministerial Matters.

          (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless, within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

               (A) the amendment of or any supplement to the Indenture (other than pursuant to or in connection with an Indenture Supplement);

               (B) the initiation of any claim or lawsuit by the Issuing Entity and the compromise of any action, claim or lawsuit brought by or against the Issuing Entity;

               (C) the amendment, change or modification of any of the Basic Documents;

               (D) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

               (E) the removal of the Indenture Trustee.

          (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders under the Basic Documents, (y) except as provided in Section 2(a)(i)(R)


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     hereof, sell the Trust Estate pursuant to Section 5.4 of the Indenture or
     (z) take any other action that the Issuing Entity directs the Administrator not to take on its behalf.

          3. Successor Servicer and Administrator. The Issuing Entity shall undertake, as promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 8.2 of the Trust Sale and Servicing Agreement, to enforce the provisions of Sections 8.2,
8.3 and 8.4 of the Trust Sale and Servicing Agreement with respect to the appointment of a successor Servicer. Such successor Servicer shall, upon compliance with Sections 10(e)(ii) and (iii), become the successor Administrator hereunder.

          4. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuing Entity and the Depositor at any time during normal business hours.

          5. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Servicer shall pay the Administrator a monthly fee in the amount of $1,500 or such greater amount as the Servicer and Administrator mutually agree.

          6. Additional Information To Be Furnished to the Issuing Entity. The Administrator shall furnish to the Issuing Entity from time to time such additional information regarding the Collateral as the Issuing Entity shall reasonably request.

          7. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuing Entity or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuing Entity, the Administrator shall have no authority to represent the Issuing Entity or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuing Entity or the Owner Trustee.

          8. No Joint Venture. Nothing contained in this Agreement (a) shall constitute the Administrator and either of the Issuing Entity or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on any of them or (c) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

          9. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other Person or entity even though such Person or entity may engage in business activities similar to those of the Issuing Entity, the Owner Trustee or the Indenture Trustee.

          10. Term of Agreement; Resignation and Removal of Administrator.

          (a) This Agreement shall continue in force until the dissolution of the Issuing Entity, upon which event this Agreement shall automatically terminate.


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          (b) Subject to Section 10(d), the Administrator may resign its duties hereunder by providing the Issuing Entity with at least 60 days' prior written notice.

          (c) Subject to Section 10(d), at the sole option of the Issuing Entity, the Administrator may be removed immediately upon written notice of termination from the Issuing Entity to the Administrator if any of the following events shall occur:

          (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice from the Issuing Entity of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuing Entity);

          (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

          The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section 10(c) shall occur, it shall give written notice thereof to the Issuing Entity and the Indenture Trustee within seven days after the happening of such event.

          (d) No resignation or removal of the Administrator pursuant to this
Section 10 shall be effective until (i) a successor Administrator shall have been appointed by the Issuing Entity, (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder, and (iii) the Rating Agency Condition has been satisfied with respect to such proposed appointment.

          11. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 10(a) or the resignation or removal of the Administrator pursuant to Section 10(b) or (c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the effective date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 10(a) deliver to the Issuing Entity all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 10(b) or (c), respectively, the


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Administrator shall cooperate with the Issuing Entity and take all reasonable steps requested to assist the Issuing Entity in making an orderly transfer of the duties of the Administrator.

          12. Notices. All demands, notices and communications upon or to the Issuing Entity, the Owner Trustee, the Administrator or the Indenture Trustee shall be delivered as specified in Appendix B of the Trust Sale and Servicing Agreement.

          13. Amendments.

          (a) This Agreement may be amended from time to time with prior notice to the Rating Agencies by a written amendment duly executed and delivered by the Issuing Entity, the Administrator and the Indenture Trustee, with the written consent of the Owner Trustee, without the consent of the Noteholders, the Certificateholders, for any of the following purposes:

          (i) to add provisions hereof for the benefit of the Noteholders and Certificateholders or to surrender any right or power herein conferred upon the Administrator;

          (ii) to cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein;

          (iii) to evidence and provide for the appointment of a successor Administrator hereunder and to add to or change any of the provisions of this Agreement as shall be necessary to facilitate such succession;

          (iv) to add any provisions with respect to Other Assets; and

          (v) to add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or modify in any manner the rights of the Noteholders or Certificateholders; provided, however, that such amendment under this Section 13(a)(v) shall not, (x) as evidenced by an Opinion of Counsel, materially and adversely affect in any material respect the interest of any Noteholder or Certificateholder.

          (b) This Agreement may also be amended by the Issuing Entity, the Administrator and the Indenture Trustee with prior notice to the Rating Agencies and with the written consent of the Owner Trustee, the Holders of Notes evidencing at least a majority in the Outstanding Amount of the Notes as of the close of the immediately preceding Distribution Date, the Holders of Certificates evidencing at least a majority of the Voting Interests as of the close of the preceding Distribution Date for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of Noteholders or the Certificateholders; provided, however, that no such amendment may (i) change the due date of any instalment of principal of or interest on any Security, or reduce the principal amount thereof, the interest rate applicable thereto, or the Redemption Price with respect thereto, change any place of payment where, or the coin or currency in which, any Security or any distribution thereon is payable, or impair the right to institute suit as provided in Article V of the Indenture for the enforcement of the provisions of the Indenture requiring the application of funds available therefor to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption


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Date) (it being understood that the issuance of any Notes after the Initial
Closing Date as contemplated by the Trust Sale and Servicing Agreement and the Indenture and the specification of the terms and provisions thereof pursuant to an Indenture Supplement (with respect to any Notes) shall not be deemed to have such effect for purposes hereof), (ii) reduce the percentage of the Holders of Notes and Certificates which are required to consent to any amendment of this Agreement or (iii) modify or alter any provision of this Section 13, except to provide that certain additional provisions of this Agreement and the Basic Documents cannot be modified or waived without the consent of each Noteholder and Certificateholder affected thereby, without, in any such case, the consent of the Holders of all the outstanding Notes and Certificates.

          (c) Notwithstanding Sections 13(a) and (b), the Administrator may not amend this Agreement without the permission of the Depositor, which permission shall not be unreasonably withheld.

          (d) It shall not be necessary for the consent of the Noteholders or Certificateholders pursuant to Section 13(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

          14. Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuing Entity and the Owner Trustee and subject to the satisfaction of the Rating Agency Condition for each then outstanding series of Notes in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuing Entity or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator or to any entity more than 50% of the voting interests of which is owned, directly or indirectly, by General Motors or GMAC, provided that such successor organization executes and delivers to the Issuing Entity, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of such assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

          15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICT OF LAW PROVISIONS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          16. Headings. The section headings hereof have been inserted for convenience of reference only and shall not define or limit any of the terms or provisions hereof.


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

          17. Separate Counterparts, This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          18. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          19. Not Applicable to GMAC LLC in Other Capacities. Nothing in this Agreement shall affect any obligation GMAC LLC may have in any other capacity.

          20. Limitation of Liability of Owner Trustee and Indenture Trustee.

          (a) Notwithstanding anything contained herein to the contrary, this Agreement has been executed by HSBC Bank USA, National Association, not in its individual capacity but solely as Owner Trustee and in no event shall HSBC Bank USA, National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Trust Agreement.

          (b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed by The Bank of New York Trust Company, N.A., not in its individual capacity but solely in its capacity as Indenture Trustee and in no event shall The Bank of New York Trust Company, N.A. have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity.

          21. Third-Party Beneficiary. The Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

                                    * * * * *

          IN WITNESS WHEREOF, the parties have caused this Administration Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        SWIFT MASTER AUTO RECEIVABLES TRUST


                                        By: HSBC Bank USA, National Association,
                                            not in its individual capacity, but
                                            solely as Owner Trustee on behalf of
                                            the Issuing Entity


                                        By:
                                            ------------------------------------
                                        Name: [Owner Trustee signatory]
                                        Title:
                                               ---------------------------------

                                        THE BANK OF NEW YORK TRUST COMPANY,
                                        N.A., not in its individual capacity,
                                        but solely as Indenture Trustee


                                        By:
                                            ------------------------------------
                                        Name: [Indenture Trustee signatory]
                                        Title:
                                               ---------------------------------

                                        GMAC LLC,
                                        as Administrator


                                        By:
                                            ------------------------------------
                                        Name: [GMAC signatory]
                                        Title:
                                               ---------------------------------